PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated March 4, 2014, by and between ACOLOGY, INC. (formerly PINECREST INVESTMENTS GROUP, INC.), a Florida corporation (the “Pledgor”), and RICHARD S. ASTROM (the “Secured Party”),

W I T N E S S E T H:

WHEREAS, the Pledgor is indebted to the Secured Party under that certain Convertible Promissory Note in the principal amount of $400,000.00, of even date herewith (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Convertible Promissory Note”), made by the Pledgor in favor of the Secured Party; and

WHEREAS, the parties have agreed that the Convertible Promissory Note is to be secured by this Pledge Agreement; and;

WHEREAS, the Pledgor is the legal and beneficial owner of the Units (as hereinafter defined) that are pledged hereunder; and

WHEREAS, the Pledgor has executed and delivered this Agreement in satisfaction of the condition precedent set forth in Section 5.3(l) of that certain Agreement and Plan of Merger, dated as of December 24, 2013 (the “Merger Agreement”), entered into by and among Pledgor, PNCR, ACQUISITION, LLC, a California limited liability company and the wholly-owned subsidiary of Pledgor (“PALLC”), and D&C DISTRIBUTORS, LLC, a California limited liability company (“D&C”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which the Pledgor hereby acknowledges, the Pledgor hereby agrees with the Secured Party as follows:

1. Defined Terms.

(a)                Unless otherwise defined herein, terms defined in the Convertible Promissory Note are used herein as defined therein.

(b)               The following terms shall have the following meanings:

“Additional Units”: as defined in Section 5(a).

“Agreement”: this Pledge Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Applicable Law”: all laws, rules and regulations applicable to the Person, conduct, transaction or covenant in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

“Code”: the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Florida or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

“Collateral”: all of Pledgor’s right, title and interest in and to the Units and all Proceeds thereof.

“Equity Interest”: the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

“Issuer”: PALLC and, after consummation of the merger of the Issuer into D&C pursuant to the Merger Agreement the Surviving Entity.

“Lien”: any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, each Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in another Person for security purposes. In no event shall the term “Lien” be deemed to include any license of Intellectual Property unless such license contains a grant of a security interest in such Intellectual Property.

“Material Adverse Effect”: the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of the Pledgor; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or the Convertible Promissory Note; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Lien under this Agreement or the priority of any such Liens; (iv) materially impairs the ability of the Pledgor to perform its Convertible Promissory Note under this Agreement or the Convertible Promissory Note, including repayment of any of the Convertible Promissory Note when due; or (v) materially impairs the ability of the Secured Party to enforce or collect the Convertible Promissory Note or realize upon the Collateral in accordance with the this Agreement, the Convertible Promissory Note and Applicable Law.

“Merger” means the merger of PALLC with and into D&C pursuant to the Merger Agreement.

“Operating Agreement” means the Operating Agreement, dated December 17, of PALLC, which, under the provisions of the Merger Agreement, will become the operating agreement of the Surviving Entity.

“Person”: an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Property”: any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Proceeds”: all “proceeds,” as such term is defined in Section 679.1021(1)(lll) of the Uniform Commercial Code of Florida, and, which in any event shall include, without limitation, all dividends or other income from the Units, collections thereon or distributions with respect thereto.

“Securities Act”: the Securities Act of 1933, as amended.

“Surviving Entity” means the entity surviving in the merger of PALLC with and into D&C pursuant to the Merger Agreement.

“Units”: 10,000 LLC Units of the Issuer heretofore issued to the Pledgor in certificated form, together with all certificates, options or similar rights of any nature whatsoever or any investment property (as defined in the Code) in the Issuer, in each case that may be issued to or held by the Pledgor while this Agreement is in effect, including Additional Units.

(c)                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section and paragraph references are to this Agreement unless otherwise specified.

(d)               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                  Pledge; Grant of Security Interest. The Pledgor hereby pledges to the Secured Party a security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations of the Pledgor under the Convertible Promissory Note, and hereby agrees that it will deliver or cause to be delivered to the Secured Party, all certificates representing the Units simultaneously with the execution and delivery of this Agreement and will deliver or cause to be delivered to the Secured Party certificates representing all Additional Units forthwith upon their delivery to Pledgor.

3.                  Instruments of Transfer. Concurrently with the delivery to the Secured Party of each certificate representing any Units or Additional Units pursuant to paragraph 2 above, the Pledgor shall deliver an instrument of transfer containing the information prescribed by Section 13.2 of the Operating Agreement undated stock power or other instrument of transfer covering such certificate, duly signed by Pledgor with such signature guaranteed as prescribed by said Section 13.2.

4.                  Representations and Warranties. The Pledgor represents and warrants that:

(a)             The Units constitute all of the issued and outstanding Equity Interest of the Issuer on the date hereof.

(b)             The Units have been (or, with respect to Additional Units, when pledged to the Secured Party, will be) duly and validly issued and are (or, with respect to Additional Units, when pledged to the Secured Party, will be) fully paid and nonassessable.

(c)             The Pledgor is (or, with respect to Additional Units, when pledged to the Secured Party, will be) the record and beneficial owner of, and has (or, with respect to Additional Units, when pledged to the Secured Party will have) good and marketable title to, the Units, free of any and all Liens or options in favor of, or material adverse claims on any of the Units by, any other Person, except the security interest created by this Agreement and Liens arising by operation of law.

(d)            There is no restriction under the Operating Agreement or any contract upon the voting rights or upon the transfer of any of the Collateral for which the consent from the applicable party has not been obtained previously.

(e)             The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Collateral without the consent of any other party that has not been obtained previously and free of any Liens (other than Liens, if any, permitted under the Convertible Promissory Note), and without any restriction under the certificate of incorporation and by-laws of the Pledgor or Operating Agreement or any agreement among the Pledgor’s or the Issuer’s equity holders.

(f)              This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(g)             The execution, delivery and performance by the Pledgor of this Agreement and the exercise by the Secured Party of its rights and remedies hereunder do not and will not result in the violation of (i) the certificate of incorporation or by-laws of the Pledgor, (ii) any agreement, indenture or instrument by which the Pledgor or the Issuer is bound to the extent that any such violation could reasonably be expected to have a Material Adverse Effect or (iii) Applicable Law to which the Pledgor or the Issuer is subject (except that the Pledgor makes no representation or warranty respecting Secured Party’s prospective compliance with any federal or state laws or regulations governing the sale or exchange of securities).

(h)             The Units are not now held or maintained in the form of a securities entitlement or credited to any securities account.

(i)               The Units are now represented by one or more certificates.

(j) Upon delivery to the Secured Party of the certificate or certificates representing the Units and the Additional Units, the security interest created by this Agreement, assuming the continuing possession of said certificate or certificates representing the Units and the Additional Units by the Secured Party, will constitute a valid and perfected first priority security interest in the Collateral to the extent provided in the Code, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; provided, however, that the above representation and warranty does not apply to any Lien arising by operation of law and entitled to a priority over the security interest created by this Agreement.

5. Covenants. The Pledgor covenants and agrees with the Secured Party that, from and after the date of this Agreement and thereafter until payment in full of the Convertible Promissory Note:

(a)             If the Pledgor shall, as a result of its ownership of the Units, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend payable in the form of an Equity Interest or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or similar rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Units, or otherwise in respect thereof (collectively, the “Additional Units”), the Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly indorsed by the Pledgor to the Secured Party, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with the signature guaranteed by a so-called “Medallion Guarantee”, to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Convertible Promissory Note. Any sums paid upon or in respect of the Units upon the liquidation or dissolution of the Issuer shall be paid over to the Secured Party to be held by it hereunder as additional collateral security for the Convertible Promissory Note, and in case any Property shall be distributed upon or with respect to the Units pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the Property so distributed shall be delivered to the Secured Party to be held by it hereunder as additional collateral security for the Convertible Promissory Note. If any such sums of money or property so paid or distributed in respect of the Units shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Secured Party, hold such money or property in trust for the Secured Party, segregated from other funds of the Pledgor, as additional collateral security for the Convertible Promissory Note. Without limitation, the term “Additional Units” shall include the units of D&C into which the Units shall be converted upon and by virtue of the consummation of the merger contemplated by the Merger Agreement (the “Merger Units”).

(b)               Without the prior written consent of the Secured Party, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of the Issuer, to any Person other than the Pledgor, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement and Liens arising by operation of law or (ii) permit the Issuer to amend the Operating Agreement.

(c) The Pledgor shall defend the security interest created by this Agreement as a perfected security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. In the event that an Event of Default has occurred and is continuing, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument (including any promissory note) or chattel paper (in each case as defined in the Code), such instrument or chattel paper shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement. Prior to such delivery, the Pledgor shall hold all such instruments and chattel paper in trust for the Secured Party and shall not commingle any of the foregoing with any assets of the Pledgor.

(d) The Pledgor shall pay, and save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(e) The Pledgor will cause the Surviving Entity, as that term is defined in the Merger Agreement, to deliver the certificate representing the Merger Units directly to the Secured Party, against Secured Party’s surrender of the certificate representing the Units to the Surviving Entity.

(f) The Pledgor will cause the Surviving Entity to comply with instructions originated by Richard S. Astrom or his assignee with respect to any of the Collateral that may now or hereafter consist of uncertificated securities within the meaning of Section 678.1021(1)(r) of the Uniform Commercial Code of the State of Florida.

6.      Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to the Pledgor of the Secured Party’s intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends paid or made in respect of the Units and to exercise, subject to its covenants herein and the provisions of the Operating Agreement, all voting and other rights with respect to the Units; provided, however, that no vote shall be cast or right be exercised or other action taken which would materially impair the Collateral or result in any violation of any covenant or other provision of the Convertible Promissory Note or this Agreement.

7.      Rights of the Secured Party. If an Event of Default shall occur and be continuing and the Secured Party shall give notice to the Pledgor of its intent to exercise such rights, (i) the Secured Party shall have the right to receive any and all cash dividends paid in respect of the Units and make application thereof to the Convertible Promissory Note in such order as the Secured Party may determine and (ii) the Secured Party shall have the right to cause all of the Units to be registered in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Units at any meeting of Equity Holders of the Issuer or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Units as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Units upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the structure of the Issuer, or upon the exercise by the Pledgor or the Secured Party of any right, privilege or option pertaining to such Units, and in connection therewith, the right to deposit and deliver any and all of the Units with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability (other than for its gross negligence or willful misconduct) except to account for Property actually received by it, but the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided that the Secured Party shall not exercise any voting or other consensual rights pertaining to the Units in any way that would constitute an exercise of the remedies described in paragraph 8 other than in accordance with such paragraph.

8.      Remedies. If an Event of Default shall occur and be continuing, the Secured Party may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted in this Agreement and the Convertible Promissory Note. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at such place and upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity the Pledgor hereby waives and/or releases. The Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Secured Party, to the payment in whole or in part of the Convertible Promissory Note, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 671.615(a) the Uniform Commercial Code of the State of Florida, need the Secured Party account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Convertible Promissory Note and the fees and disbursements of any attorneys employed by the Secured

Party to collect such deficiency. Pledgor acknowledges that in the event that if it were to contravene any of its covenants set forth in Section 5, Secured Party would be irreparably harmed and would have no adequate remedy at law.

9.                  Registration Rights; Private Sales.

(a) If the Secured Party shall determine to exercise its right to sell any or all of the Collateral which shall be Units or Additional Units pursuant to paragraph 8 hereof, and if in the reasonable opinion of the Secured Party it is necessary or reasonably advisable to have the Units or Additional Units, or the portion thereof to be sold, registered under the Securities Act, the Pledgor will use its best efforts to cause the Issuer (i) to execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Secured Party, necessary or reasonably advisable to register the Units or Additional Units to be sold, or that portion thereof to be sold under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of the Units or Additional Units, or the portion thereof to be sold, ending when all such Units are sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Secured Party, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the United States Securities and Exchange Commission applicable thereto. If the Secured Party shall determine to exercise its right to sell any or all of the Units or Additional Units pursuant to paragraph 8 hereof, and if in the reasonable opinion of the Secured Party it is necessary or reasonably advisable to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction, the Pledgor agrees to use its best efforts to cause each such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Secured Party shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)               The Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Units or Additional Units, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Units or Additional Units for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

(c)                Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the

Units or Additional Units pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Secured Party, that the Secured Party have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and, to the extent permitted by law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for the defense that no Event of Default has occurred and is continuing under the Convertible Promissory Note.

10.       Irrevocable Authorization; Instruction to Issuer; Financing Statement. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Secured Party in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying. Furthermore, in the event that any portion of the Collateral may now or hereafter consist of uncertificated securities within the meaning of Section 678.1021(1)(r) of the Uniform Commercial Code of the State of Florida:

(i)	the Pledgor irrevocably authorizes and instructs the Issuer to comply with any instruction received by it from the Secured Party with respect to such Collateral without any other or further instructions from or consent of the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying; provided, however, that the Secured Party agrees that it will not issue or deliver any instructions to the Issuer except after the occurrence and during the continuation of an Event of Default; and
(ii)	the Pledgor agrees to execute and deliver to Secured Party one or more financing statements (as that term is defined in the Code) in the form or forms prescribed by the Secured Party covering the portion of the Collateral that shall consist of such uncertificated securities, in order to perfect the security interest therein of the Secured Party under this Agreement, but nothing in this subsection (ii) shall affect the rights of the Secured Party under Section 13.

11.              Secured Party’s Appointment as Attorney-in-Fact.

(a)             The Pledgor hereby irrevocably constitutes and appoints the Secured Party, and if the Secured Party be a corporation, any officer or Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Secured Party’s own name, from time to time in the Secured Party’s discretion, in the event that an Event of Default has occurred and is continuing, and to the extent permitted by law, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b)               The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph 11. All powers, authorizations and agencies contained in this Agreement with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Convertible Promissory Note.

12.              Duty of Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 671.2071 of the Uniform Commercial Code of the State of Florida or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar securities and property for its own account. Neither the Secured Party nor, if the Secured Party be a corporation, any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

13.       Authorization to File Financing Statements, Etc. Subject to any applicable law, the Pledgor authorizes the Secured Party to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the further signature or consent of the Pledgor in such form and in such offices as the Secured Party determines appropriate to perfect the security interest of the Secured Party under this Agreement.

14.       Notices. All notices, requests and demands under this Agreement shall be given, and shall be deemed effective, in accordance with the provisions of the Convertible Promissory Note. The Secured Party and the Pledgor may change its address for notices by notice in the manner provided in the Convertible Promissory Note.

15.              Release of Collateral and Termination. At such time as the Convertible Promissory Note has been paid in full, the Collateral shall be released from the Lien created hereby, and this Agreement shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. Upon request of the Pledgor following any such termination, the Secured Party shall deliver (at the sole cost and expense of the Pledgor) to the Pledgor any Collateral held by the Secured Party hereunder, and execute and deliver (at the sole cost and expense of the Pledgor) to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

16.              Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.              Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Secured Party.

(b)      The Secured Party shall not by any act (except by a written instrument signed by Secured Party), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion.

(c)                The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

19.              Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Secured Party and its successors and assigns.

20.              Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). Each of the Parties hereby:

a.	irrevocably consents and submit to the jurisdiction of the Courts of the State of Florida and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between the Parties or their conduct in connection with this Agreement or otherwise shall be heard only in the courts described above; and
b.	WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ACOLOGY, INC. /s/ Richard S. Astrom Richard S. Astrom

By: /s/ Richard S. Astrom

Richard S. Astrom

Chief Executive Officer